SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  May 10, 2001
                         -------------------------------
                         Date of Earliest Event Reported

                             Red Carpet Direct, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Nevada                     0-31925                   33-0801238
 -----------------------------------------------------------------------------
  (State or other juris-       (Commission File No.)      (IRS Employer ID No.)
 diction of incorporation)


                200 North Royal Ascot Drive, Las Vegas, NV 89144
               --------------------------------------------------
                    (Address of Principal Executive Offices)

                                  702-256-5055
                         ------------------------------
                         (Registrant's Telephone Number)

                    Consolidated International Telecom, Inc.
             ------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. CHANGE OF CONTROL OF REGISTRANT

     Changes in Corporate Management;

     On May 15, 2001,

o Barry Blum resigned from the board of directors and from his positions as Secretary and Treasurer and Mark Wheeler was appointed by Alfred Grant,
     Jr., the sole remaining director to fill the vacancy created by this resignation.

o    Mark Wheeler was elected Secretary and Treasurer.

     Experience of Management

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

     Alfred Grant Jr. (52 years old) served as President of NC Funding Group, Inc., Irvine, CA from March to November, 2000. He was Chairman, Chief Executive Office and President of Grantland Development Inc. from September 1, 1999 to January 15, 2001. He served as President of Fred Grant & Associates Construction from May, 1988 to May, 1998. Mr. Grant was President of Platinum USA Home Loan, Inc., a mortgage bank, from August, 1996 to December, 1998. He was Chief Executive Officer of Grantland Properties Inc., which became Finance All Services/FAS Mortgage Bankers, Inc. from 1991 to 1996 which ceased business due to bankruptcy in September, 1997. Mr. Grant, was the founding director of Financial Services Institute of Mortgage Lending, a California-based school for mortgage loan consultants, from 1992 until 1994. He has been licensed as a real estate broker in California since 1989, and as a general contractor in California since 1988. He has been licensed nationally through the Department of Housing and Urban Development as a Direct Endorsed Underwriter since 1995. He earned his B. S. in Finance 1980 and a M.B.A. and a PhD in Finance, off campus, from the University Palmers Green, London, England, an off campus educational institution. Due to employee fraud, Mr. Grant, filed a bankruptcy petition in June, 1997 and was discharged in September, 1997.

     Mark Wheeler (56 years old) is one of the two principal founders and president and chief executive officer of Sky E-Com. Prior to forming Sky E-Com, Mr. Wheeler consulted in the inflight entertainment area between November, 1998 and April, 1999 under the name, SkySystem Enterprises, Inc. From 1994 to 1998, Mr. Wheeler was one of the founding team members and president of InterGame, Inc. At InterGame, he was responsible for the day to day operations, and also headed the marketing and administration of the airlines, marine and sweepstakes product lines. From 1991 to 1994, Mr. Wheeler served as vice president of Market Development Operations at Visa International responsible for strategic development of international airline travel and entertainment. From 1984 to 1991, Mr. Wheeler was a principal consultant in the United Kingdom with Stanford Research Institute, where he was involved in financial, technical and marketing analysis and operations. He operated an independent consulting company from 1980 to 1984 and served as a senior consultant with Touche Ross from 1975 to 1979, and as a design engineer with Electronic Data Systems from 1972 to 1974, where he was responsible for developing financial systems for the banking and securities industries. Mr. Wheeler earned his Bachelor of Science in Mechanical Engineering in 1966 from the United States Naval Academy. He then served on active duty in the U. S. Navy from 1966 to 1970 and earned the rank of Lieutenant. In 1971, he earned his MBA from California State University, San Diego.

     Mr. Wheeler and Steven Lefler are the members of the board of directors and President and Secretary/Treasurer respectively of Sky E-Com. Roger Clawson is Vice-President of Operations of Sky E-Com.

     Steven Lefler (45 years old) is one of the two principal founders and executive vice president and chief financial officer of Sky E-Com. He is responsible for all product development and program management. Mr. Lefler was one of the founding members of InterGame which he joined in January 1995, after providing consulting services during its start-up phase. Mr. Lefler served as both chief financial officer and senior vice president of technology. From 1992 to 1994, Mr. Lefler served as president and chief financial officer of the OTC Corporation, which develops and markets communications software and files utilities for the Microsoft Windows environment. From 1990 to 1992, he was vice president of finance and administration for Sun Technical Services, Inc., a technical services firm serving the nuclear power industry. Mr. Lefler served, from 1983 to 1990, as vice president and chief financial officer of Tower Systems International, a systems software company acquired by Goal System International, which was eventually acquired by Computer Associates. Mr. Lefler earned his Bachelor of Science degree in Accounting from California State University, Long Beach in 1979 and his Masters in Business Administration degree from the University of Southern California in 1989.

     Roger Clawson (62 years old), has served Sky E-Com as Vice President of Operations since June 1999. Mr. Clawson is responsible for day - to - day field operations and will be responsible for the manufacturing and installation of systems worldwide. From 1995 to 1998, Mr. Clawson was a principal partner and general manager of Sundance Sales Representatives, LLC., a company involved in contract manufacturing sales of printed circuit boards, sheet metal, machining and final assembly. From 1994 to 1995, he was the Americans with Disabilities Coordinator and Risk Manager for the Utah Department of Corrections. From 1989 to 1994, Mr. Clawson was MIS Manager for the Utah center of the Federal Job Corps Program. From 1985 to 1987, he served as a project manager with Northrop Aircraft Corporation. From 1960 to 1980, Mr. Clawson served with the United States Marine Corps, specializing in communications and computer center management. He also served as training manager from 1973 to 1977 at the Department of Defense Computer Sciences School. During his career as a Marine officer, in 1969, he earned his Masters of Public Administration from American University. He finished his service career as a Lieutenant Colonel in 1980. Mr. Clawson earned his Bachelor of Science degree in Psychology from the University of Utah in 1960 and his Masters of Public Administration from American University in 1969.

     Significant Employee of Sky E-Com

     Stephen Punak (34 years old) is director of systems engineering with responsibility as chief technology architect with direct management of development projects. From 1995 to 1998, he directed the design and development of the inflight entertainment onboard transaction processing, fleet management support and merchant service systems for four major inflight entertainment platforms including Matsushita 2000E, B/E Aerospace MDDS 4000, Sony Trans Com P@ssport System and The Network Connection AirView System. From 1992 to 1995, Mr. Punak worked on a contract basis for OTC Corporation as a senior software engineer. From 1988 to 1992, he was chief engineer for Information Consultants, Inc.

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

     On May 15, 2001, Red Carpet acquired the outstanding capital stock of Sky E-Com Corporation, a California corporation, for 2,000,000 shares of its common stock, 1,000,000 shares vesting immediately and the second 1,000,000 shares to vest, within five years, in four tranches upon:

a) securing a contract with an airline, ferry, train, bus, shipping or offshore drilling platform company;

b)   delivery of product pursuant to such contract;

c)   generating revenues of $1,000,000; and

d)   generating revenues of $5,000,000.

     Forward-looking Statements

     Certain statements contained under this caption and elsewhere in this prospectus regarding matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements that address operating performance, events or developments that the management of Red Carpet or the management of Sky E-Com expects to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. These forward-looking statements are based on Sky E-Com management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of its operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.

     Sky E-Com

     Sky E-Com has developed a portable interactive entertainment and service platform for passenger airlines and other transportation markets. The platform is based around its SkyTablet and the SeaTablet, which are smaller than notebook computers but have the same power and functionality. They are simple to use and utilize an icon style, menu driven, user interface. They do not have keyboards but utilize touchscreen technology.

     Originally formed to offer portable interactive inflight entertainment systems to the airline industry, Sky E-Com has broadened its business to include the rail, bus, cruise ship and rental car markets. More recently, Sky E-Com has expanded into commercial maritime markets such as offshore oil drilling platforms, cargo vessels and oil tankers.

     Inflight Entertainment Systems

     Inflight entertainment represents, in Sky E-Com management's opinion, a major potential market for Sky E-Com's tablets. Sky E-Com has calculated that there are in excess of 8,000 commercial long haul aircraft currently in operation. It has adopted the accepted airline industry definition of a long haul as one lasting over 5 hours. Sources of airline marketing information include:

+ data published in the magazine "Air Transport World", from an annual series published in July 1998, 1999 and 2000, entitled "World Airline Fleets;

+ information published in "AirFax" throughout 1998, 1999, and 2000 on aircraft deliveries and retirements;

+ the International Air Transport Association's publication "World Air Transport Statistics" published in June of 1998, 1999 and 2000;

+ Boeing Aircraft Corporation's periodic press releases on aircraft orders and deliveries and its website under the tab "Orders and Deliveries - 2000;" and

+ Airbus Industrie's statistics and figures published on its website under "Orders and Deliveries" and "Market Forecasts."

     Key potential customers are the approximately 30 major international commercial carriers. Further growth opportunities exist as airlines replace aging aircraft with new models which are increasingly delivered with equipment that may be used as platforms for Sky E-Com's products and services.

     Sky E-Com management has formed strong professional relationships with airline executives and inflight entertainment personnel through

+ membership in and attendance at six annual World Airline Entertainment Association, known as WAEA conferences,

+ attendance at five International Passenger Electronic and Communication, known as IPEC, conferences,

+    participation on the WAEA DVD and Internet working group committees,

+ sales and marketing discussions and meetings with inflight entertainment personnel at over 20 major airlines and

+ discussions and meetings with management and engineering executives at all three of the inflight entertainment equipment vendors.

     Sky E-Com management believes that its portable interactive inflight entertainment system will capture a significant share of the airline market due to its greatly reduced cost per aircraft, as compared to installed inflight entertainment systems, and its dramatic increase in functionality and performance compared to installed systems. Current installed systems range in price from $10,000 to $16,000 per seat unit.

     Delivery prices for installed systems are common knowledge in the inflight entertainment industry and price ranges are regularly referred to in airline industry professional magazines, such as Air Transport World. Additionally, Sky E-Com management has firsthand knowledge of the price ranges of installed inflight entertainment systems from its efforts while employed by InterGame to install these sytems on aircraft of British Airways, Swissair, Sabena, Austrian Air and Lauda Air and in working with the carriers to obtain financing for these systems.

     Management of Sky E-Com, through pricing discussions with its vendors, primarily Intelliworxx, believes it can deliver its mobile computer devices for each seat at a price of less than $8,000 per seat and be profitable.

     Inflight Entertainment Background

     In the early 1990's, several of the world's major airlines began installing full-cabin inflight entertainment systems in their wide-body long-haul fleets as a way to increase their per flight revenues either by charging for the service or by attracting passengers. The typical system is comprised of a small video screen and a computer game controller installed at each passenger seat.

     The management of Sky E-Com confirmed through discussion with the inflight entertainment personnel of various airlinesthat the prices of full-cabin inflight entertainment systems have remained constant or have risen. These discussions have also revealed that a number of changes have occurred in the inflight entertainment paradigm:

+ The revenue generated by inflight entertainment systems has been less than 30% of original projections made by hardware and software vendors.

+ Overall performance and reliability of full cabin systems has been lower than anticipated.

+ At present, installed inflight entertainment systems are technologically obsolete and consist of computers containing limited processing power and memory.

+ The ability to develop products with a high level of consumer appeal and sophistication has been severely limited due to the technical constraints of the installed systems.

     Specifically these products have:

+ limited graphics of 320 x 200 and 320 x 240 pixels when current consumer off-the-shelf computer monitors are 800 x 600 pixels or greater;

+ small screens of 5.5" to 6.5" diagonal compared to typical laptop screens of 10.5 " to 15.5";

+ limited random access memory of 4 to 8 megabytes compared to typical laptop memory of 64 megabytes or greater;

+ limited data storage capacity of 8 gigabytes on the central server compared to typical server storage capacities of 40 gigabytes or greater; and

+ limited computer power of older Intel 386 and 486 chips compared to Pentium III chips.

     Many major long haul airlines are no longer considering full cabin interactive entertainment systems but are moving towards installed Local Area Networks to service mobile computing devices. Sources of information setting forth this trend include:

+ article "ife.com" in "Avion" 3rd quarter 2000 edition by John Wade and Peter Lemme;

+ article in the September 2000 issue of "inflight" by Tania Sherwood entitled "Sound Business";

+ marketing and technical materials distributed at the September, 2000 WAEA conference by Tenzing International, British Telecommunications, AT&T, In-Flight Network, Primex Aerospace, Connexion by Boeing and Inmarsat; and

+ management discussions with inflight entertainment and engineering staff atBritish Airways, TWA, United Airlines, American Airlines, Air France, Qantas, Cathay Pacific and Ansett Airways.

     The SkySystem(tm)

     The Skysystem is Sky E-Com's portable interactive inflight entertainment system based around the SkyTablet and the SkyKart.

     SkyTablet

     Features of the SkyTablet include:

+    Pentium III based processor of at least 500 megahertz or greater;

+    15 to 75 gigabytes hard drives;

+    a minimum of 64 megabytes random access memory;

+ An 8.5 or a 10.5 inch diagonal viewing active matrix screen with touch-screen;

+    imbedded Windows 2000, Windows NT or Windows CE;

+    external buttons including brightness and sound volume;

+    DVD with hardware decoding;

+    MPEG-1 and MPEG-2 decoding;

+    MP3 decoding;

+    CD;

+    high fidelity sound with THX, Dolby and 3D formats;

+    standard magnetic stripe card reader;

+    smart card reader/writer including appropriate security access modules;

+    encryption of data and critical software;

+ battery resulting in 3 hour battery life when passenger is using product or service with the highest battery usage or seat power driven system resulting in unlimited continuous use;

+    power inputs for battery charging in the SkyKart;

+    infrared communications;

+ radio frequency communications when and if approved by airline regulatory authorities;

+ a universal serial bus port for joystick controller or other communications devices;

+    a serial port for plug-in joystick controller;

+    a local area network connection;

+    a port for standard telephone plug; and

+    extremely durable, but light - weighing between 3.5 - 5.5 pounds.

     The SkyKart(tm)

     In some installations, the Skytablets will be stored onboard the aircraft in a SkyKart. The SkyKart is a purpose built cart having similar dimensions to the food and materials carts found aboard most airlines. General specifications are:

+    holds 20 - 25 machines and 20 - 25 extra batteries;

+    does not exceed the weight of the current food carts;

+    to the same onboard power supply as the standard hot food carts;

+    integrates with a local area network;

+    contains magnetic stripe card reader and smart card reader/writer;

+    contains a printer;

+    contains an onboard cart server to manage the installed SkyTablets as to

         o        device status,

         o        card reading and charging of rental,

         o        passenger seat recording,

         o        data recording for redundancy,

         o        audit trail,

         o        data updates when on the ground and

         o        air-to-ground communications.

         Development of hardware

         Sky E-Com has built eleven prototype tablets that contain all of the components of the proposed production units except the credit card reader which is available from a number of manufacturers. These machines were used during the second quarter of 2000 in a six week comprehensive market test and operated reliably. Sky E-Com anticipates that production will be managed by Intelliworxx, a strategic partner, and the production models will be built in the same facilities in Puerto Rico where other Intelliworxx products are currently being fabricated. Sky E-Com has built a prototype SkyKart that is being used in sales and marketing demonstrations to prospective customers. It has not been decided where production of the SkyKarts will take place but management has held preliminary manufacturing discussions with companies including AeroVision Avionics and BPW Metal Productions.

         Target Markets

         Airlines

         Sky E-Com management will concentrate its initial marketing efforts on ten international airlines having a combined fleet of approximately 500 long haul aircraft. Management has entered into extensive discussions with the executives and technical support personnel of these airlines.

         British Airways

         In 2000, Sky E-Com and British Airways completed a market research test in London of the SkyTablet at British Airway's Heathrow and Gatwick Premium Class Lounges, Executive Clubs, and economy class waiting areas. 947 interviews were conducted with first, business and economy class passengers. Interviewees were given the SkyTablet to use as they wished for 10 minutes and then responded to a questionnaire.

         While the Company is restricted by confidentiality agreements with British Airways from releasing more specific data, some of the key results of the survey were as follows.

+ More than 80% of those surveyed were positively impressed by the product and indicated that they would use it on a flight. The response rate was relatively constant across all passenger classes.

+ In excess of 50% of those surveyed would be influenced positively in their decision to fly British Airways if the SkyTablets were available on the flights.

+ A small percentage of first class passengers indicated that they would pay or the service. The management of Sky E-Com did not anticipate any ositive responses as it assumed that first and business class would expect ree access to the SkyTablet as a part of their ticket price.

+ The price at which passengers would hesitate to pay for the SkyTablet tarted at $25 per flight. There was little sensitivity to a price of $20 per flight.

         As a result of the positive results from this marketing survey, British Airways, entered into a letter of intent with Sky E-Com to conduct a future on-aircraft test of the SkyTablet. Sky E-Com is in various stages of discussions with the nine other target airlines and has submitted proposals to a number of them.

         Airport Lounges

         Management of Sky E-Com has learned through face to face discussions with marketing management staff at British Airways, Swissair, Sabena, Austrian Air, TWA, United Airlines, American Airlines, Qantas, Cathay Pacific Airlines, Lauda Air and Connexion by Boeing that most airlines are constantly seeking new ways to enhance their passenger options in first and business class lounges. The SkyTablet would, in Sky E-Com's management's opinion, be a perfect vehicle for delivering a number of enhanced entertainment services to these passengers. Each major airline has, at minimum, a first class lounge in each of the world's major airports.

         Cruise Lines

         Through study of professional publications, attendance at four trade conferences including SeaTrade, held annually in Miami, Florida, discussions with executives at Princess Cruises, Disney Cruises and Cunard Cruise Lines that there are more than 100 major cruise ships in the world and hundreds of smaller inter-country ferries. To address this target market, Sky E-Com has developed the SeaTablet, a portable onboard entertainment system for the cruise line industry. Discussions with cruise line executives have revealed that cruise lines are receptive to portable interactive entertainment systems as opposed to fixed placed entertainment systems, which will incur large upfront retrofit costs.

         Cross-country and Inter-City Trains

         Passengers in cross-country and inter-city trains undergo a travel experience similar to that experienced by airline passengers. They are trapped in a confined environment for long periods with few entertainment options.

         Through meetings with executives at EuroTunnel and with consultants to this industry, Company management has formed a belief that portable interactive entertainment systems such as developed by Sky E-Com would offer the same entertainment advantages to the customers and enhanced revenue options to the railway companies as that offered to the airlines.

         Marine

         In June 2000, Sky E-Com was invited to submit a preliminary proposal to an international marine services, drilling and oil platform operating company. The proposal envisions an exclusive marketing relationship between Sky E-Com and the drilling company for all areas of merchant shipping and industrial marine endeavors. Sky E-Com considers itself to be in the active proposal stage with the drilling company.

         Plan of Operation

         The   management   of  Sky  E-Com   estimates   that  it  will  require
approximately xxxxx to pursue the markets in which it intends to offer its equipment and services. This figure assumes that most, if not all, of the funds required for software development will be provided by clients.

         In the event the actual contracts between Sky E-Com and various airlines and offshore drilling platform operators contain different terms from the ones presently being negotiated, Sky E-Com's cash needs for software development, hardware fabrication, roll out and operating expenses may not be provided by the client. In that event, it will need additional working capital in the form of equity, loans collateralized by orders, inventory or work in progress, terms from purchase manufacturers or other sources.

         Revenue Generation

         In general, Sky E-Com intends to charge its transportation or maritime customers an agreed upon fee for the use of the SkyTablet, while Sky E-Com's customers will rent the SkyTablet to their passengers or provide them without charge to passengers as part of a particular class of service. Sky E-Com dos not intend to enter into pure revenue-sharing agreements with any customer unless it is protected against the customer's potential discounting and giveaways. Transportation customers might be prompted to give away the services of the tablet as a marketing promotion; thereby placing Sky E-Com in a position counter to the customer's marketing needs. In cases where a service fee is charged to the airline, the airline will receive all net revenue generated by use of the tablet.

     In order to attract airline clients, Sky E-Com intends to incorporate the following revenue generating features in its tablets:

+    Installed PC Games

     Use and availability of the installed PC Games will be provided in the standard rental.

+    Personal PC Games

     Use of the tablet for PC Games that the customer brings onboard will be provided in the standard rental.

+    DVD Movies

     Depending upon the licensing agreements the airlines and/or Sky E-Com enter into with the motion picture industry, the airlines will rent out DVD movies.

+    Personal DVD Movies

     Passengers can also play their own DVD movies and CDs on the SkyTablet.

+    Electronic newspapers and magazines

+    Fax and e-mail

+    Internet

+    Business Software

+    Inflight Duty Free and Airport Duty Free

+    Catalog Shopping

     Since portable inflight entertainment is still in its infancy, the revenue generation model will be constantly evolving. Revenue sharing on items such as catalogue shopping and duty free will be worked out on an airline by airline basis.

     Strategic Relationships

     Sky E-Com has completed strategic relationships with several key services suppliers including the following:

     IntelliWorxx

     Sky E-Com's agreement with IntelliWorxx provides for an exclusive right to market and sell into closed environment markets, such as airlines and cruise ships, the IntelliWorxx DVD equipped tablet in which Sky E-Com's entertainment and services software and products has been installed.

     Primex Aerospace Company

     Primex supplies power and data LANs for the delivery of in-cabin services and has produced over 100 power-related products and shipped over 400,000 units to aircraft worldwide, including power supplies and associated systems. It has agreed to integrate the SkyTablet into its EmPower(tm) and EmPort(tm) systems and keep a Sky E-Com tablet in its display room to demonstrate its use as a portable device.

     The EmPower is an in-seat power system that furnishes safe, low voltage, DC power directly at the seat to permit laptop computer operation throughout the flight.

     The EmPort data system, announced at the 1999 World Airline Entertainment Association Conference, is scheduled to be available shortly. The system is designed to provide high-speed direct connection from the RS-232 or USB ports of a computer at a speed of up to 12Mbps. That direct connection, coupled into one of four independent high speed local area networks provide broader bandwidth than existing products.

     BuyNow, Inc.

         Sky E-Com and BuyNow, Inc. have signed a letter of intent to negotiate an agreement under which BuyNow would perform services related to Sky E-Com's desire to perform electronic commerce and fulfill Sky E-Com customer orders via Sky E-Com's tablet technology.

     BuyNow, Inc. provides service solutions to e-commerce businesses, including software technology, credit card collections and the referral of product manufacturers and service providers.

     Operating Concept

     Sky E-Com anticipates employing the following operating concept which has been developed for the airline industry. Other target market sectors will have similar operating concepts, but venue and distribution differences may be significant.

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

     The Sky Tablet will be prepared at a Sky E-Com facility at the airport. Twenty to twenty-five tablets will be placed in each SkyKart and updated with the current products and services offering via the imbedded network in the SkyKart through an installed server at Sky E-Com's local facility. A data network connection to Sky E-Com's master network will be used for facilitating this update. The SkyKarts will also be loaded with spare batteries, power plugs and all of the products that are CD or DVD based, such as movies and PC games. Each SkyKart will be tagged for a specific aircraft and flight by Sky E-Com's inventory tracking system. In certain instances, a specific product or service might be removed if it were not appropriate on that route. In addition, certain products and services might be loaded which apply only to those routes. The SkyKarts will be delivered to an airport catering company to be loaded aboard aircraft. The SkyKarts will have security features to ensure that tablets were not removed during the transit to and from the aircraft (similar to those employed by inflight duty free).

     When the SkyKarts are loaded on the aircraft, they will be plugged into the food hot cart slots until the food carts need to be plugged in to heat food, and then plugged back in after the food has been served to passengers. Some airlines do not use hot food carts and will require modification to the galley to allow a plug-in. On aircraft with installed in-seat power, the SkyTablets need not be equipped with batteries.

     Cabin crew will push SkyKarts down the aisle, renting or otherwise providing the tablets to passengers, using procedures similar to those used to sell duty free items. In addition, passengers can contact cabin crew to rent a tablet.

     Passengers who rent the tablet will provide the cabin crew member with a credit card or other approved payment mechanism such as a prepaid debit card which will be swiped through the reader on the SkyKart and a charge will be levied on their card for the rental. The passenger will then access the services of the tablet on a pay-for-view, pay-for-play, pay-for-use, or other method to gain the services of the Sky Tablet.

     When passengers have finished using their Sky Tablets or at the end of the flight, they will return the tablets to the cabin crew who will plug the tablets back in the SkyKarts for rental to the next passenger or for subsequent use. At the completion of a flight, the SkyKarts will be removed from the aircraft by the bonded catering company and made available to Sky E-Com on the land-side of the airport for data removal, servicing and updating of products.

     Support Services

     Sky E-Com has developed a comprehensive array of software designed to provide a robust, complete, and redundant accounting and product and services support management system.

     Transaction Processing

     Sky E-Com's proprietary transaction processing system, known as the Venue Host System, is resident on the tablets and the server on the SkyKart and, in general, is designed to do the following:

+ capture all payment card transactions that are generated from use of the tablet;

+ monitor and account for the checkout and return of the Sky Tablets from the SkyKart;

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

+ all financial and game play data from the SkyKart to an external media device for backup and analysis purposes; and

+ provide for external air-to-ground communications if is required. Merchant Services System.

     The processing of credit cards, prepaid cards, and smart card transactions is generally referred to as merchant services within the financial services community. Sky E-Com's merchant services system administers all merchant services processes including authorizations, reversals, clearings, debits, and credits with all approved major credit card companies. Sky E-Com's merchant services system provides high-speed electronic links to VISA, MasterCard, Diners Club and American Express as well as other application vendors as required by the customer.

     Venue Host System

     Sky E-Com's venue host system will perform a number of functions on each tablet which are usually related to the type of product or service being delivered to the customer.

     The principal functions of the venue host system are:

     For the tablet

+ Payment card accounting: captures the magnetic strip of the payment card or communicates with the chip on a smart card to capture financial and use data;

+ Audit and backup: develops an audit record of the transactions that take place on the unit;

+ ccounting management: supplies specialized accounting for products and services;

+ Information capture: writes the transactional, accounting and audit data to the SkyKart at the end of each use; and

+    Communications:   in   environments   equipped   with   inter-machine   and
     machine-to-host systems, performs all communications functions as needed.

     For the SkyKart

+ Payment card accounting: captures the magnetic strip of the payment card or communicates with the chip on a smart card to capture financial and use data when the tablet is removed from the SkyKart to be given to a customer;

+ Audit and backup: creates audit and backup copies of data recorded on the tablet, when each unit is returned to the SkyKart;

+ Housekeeping: copies the transaction records to the SkyKart server, removes all information regarding the previous customer from the system, erases user installed programs and services from the user write-encoded directory;

+ Accounting management: creates a summary file of the credit or prepaid cash card transactions. This file can be transmitted to its ground-based management support system for credit card processing, assuming the aircraft is equipped with satellite data communications. If the aircraft is not so equipped, or if the satellite communications system is inoperative, the data will be retrieved from the SkyKart along with the detailed data when the SkyKart is removed from the venue; and

+ Communications: manages the offload of transactional, accounting and audit data at Sky E-Com's facility as well as the load and update of master control information and databases.

     Content Management System

     Sky E-Com's proprietary content management system is resident on the individual tablet as well as on the server on the SkyKart. In general, Sky E-Com's content management system is designed to do the following:

+    present navigation and help menus to the customers;

+    present the selection of products and services to the customer;

+    provide the customer with the appropriate controls to manage each service;

+ manage the housekeeping for the products and services that are offered on the tablet;

+ manage certain accounting functions for the delivery of products and ervices, such as the time of use when the customer is using the tablet for atching their personal DVD movies;

+ communicate with the SkyKart to ensure that all products and services are orrectly prepared for use by customers; and

+    communicate with the SkyKart for certain housekeeping functions.

     SkyKart is designed to do the following:

     on the aircraft or other venue:

+ provide the capability to check out from customer and check in a tablet to ustomer and capture their credit card details;

+ provide electrical power to charge and recharge the tablet and extra atteries;

+ provide storage for certain content and supplies: DVD movies, batteries, arphones and game controllers; and

+ provide server functionality to the tablets for certain functions such as emoving personal PC Game code and management software.

     at a Sky E-Com facility:

+ provide the communications capability with a master server to load new roducts and services onto the tablets;

+ communicate with the SkyKart to ensure that all products and services are correctly prepared for use by customers.

     Programming Services for Product and Services Management

     Sky E-Com will provide graphic design and programming for all interactive product and services system requirements, including information and menu screens for the navigational menus and the other services provided under the transaction processing umbrella. The customer has the option to utilize internal or external programmer to add products and services not provided by Sky E-Com.

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

     In addition, Sky E-Com will provide contract-programming services for a fee to its strategic partners. Sky E-Com can provide the complete system menu and interactive interface design customized specifically for the customer. Sky E-Com will work closely with the Customer to insure a seamless look and feel in the system with a format and style consistent with customers' requirements.

     Integration Services

     If the customer so chooses, Sky E-Com will provide system integration services to ensure the coordinated and proper integration of all hardware and software aspects of the interactive video systems.

     Maintenance

     Sky E-Com will provide all maintenance to the individual tablets and SkyKarts under a long-term maintenance contract with each customer.

     Training

     Sky E-Com will provide technical training to its customers.

     Competition

     The inflight entertainment market is highly competitive and, in addition, new competitors may enter the market. Current competitors of Sky E-Com which manufacture hard wired inflight entertainment systems have significantly greater financial, technical, manufacturing and marketing resources than Sky E-Com. Sky E-Com's ability to compete depends on a number of factors both within and outside its control, including the success and timing of its product introductions and those of its competitors, price, performance, product distribution and customer support as well as market acceptance. Other, albeit smaller, companies manufacture data entry tablets and tablets for consumer use.

     At present, Rockwell Collins Interactive, Matsushita Avionics and Thompson Sextant manufacture and sell installed inflight entertainment products for all classes of the aircraft cabin. None of them manufacture a tablet similar to that of Sky E-Com. Other smaller companies manufacture data tablets but none directly competes in Sky E-Com's marketplace. They are in the business of building full-cabin systems with proprietary software and hardware.

     Rockwell Collins Interactive

     Rockwell recently announced that its inflight entertainment business will be named Rockwell Collins Passenger Systems. It acquired the business from the Hughes Electronics Corp. in 1997. Rockwell Collins recently acquired Sony Transcom from Sony Corporation and is in the process of integrating the two lines of business. The company provides airlines with cabin electronics that allow passengers to select audio and video entertainment for playback at their seats. One of its products, the APAX 150 system, was installed in Northwest Airways and Virgin Airways. This system is interactive but severely limited in power and technical capabilities. It is in process of developing a system based on the Motorola PowerPC chip.

     Sony Trans Com

     Sony Trans Com, recently acquired by Rockwell Collins, is a provider of Inflight entertainment and cabin information systems for wide-body aircraft, tradenamed P@ssport. Rockwell Collins has continued marketing the system under its existing brand name and structure. P@ssport, is a client server network that provides interactive services to the passenger at the seat. The system offers access-on-demand to high quality, digitized audio and video programs for more than 500 seats on an aircraft simultaneously. P@ssport provides access-on-demand to full-length films, music videos and prerecorded music, and is able phase in a wealth of other information services such as shopping, games, travel information, surveys, frequent flyer programs and more. Although Sony Trans Com has 40+% of the in-cabin movie business it has a very small market share of the full-cabin inflight entertainment business, only having signed South African Airways as a client.

     Matsushita Avionics

     Matsushita Avionics, a division of the Matsushita Corporation, is the leading supplier of interactive inflight entertainment systems, controlling approximately 40% of the installed base of inflight entertainment systems. Its inflight entertainment systems, uses the oldest technologies and chips and is under-powered.

     Thompson-CSF Sextant IFS

     Sextant In-Flight Systems acquired the inflight systems division of B/E aerospace and is currently marketing an upgraded and enhanced version of the system. Its product offering includes a distributed video and audio system and a reduced architecture concept, originally developed by B/E Aerospace, which provides the individual seat computers in a central location rather than at each seat.

     Upgrades

     Sky E-Com's future success depends on its ability to develop and manufacture tablets which are competitive with other inflight entertainment options and ruggedized tablets in the marine and other markets. Advances in technology will require substantial investment in product engineering, to achieve and to maintain Sky E-Com's market position. In addition, Sky E-Com must monitor new technology and work with its suppliers to enhance its existing tablets. Sky E-Com's operating results could be adversely affected if it were unable to develop and manufacture new, competitive products in a timely manner.

         Intellectual property

     Sky E-Com has the right to use the intellectual property embodied in the hardware which it has incorporated into its tablets. The intellectual property has been developed by unrelated third parties. In the event these third parties have not adequately protected their intellectual property rights or have infringed on the intellectual property rights of others, Sky E-Com

+    could  be  prohibited  from  marketing   products  that   incorporate  such
     technology,

+    could incur substantial costs to redesign its products, or

+    could be forced to defend any legal action taken against it.

     Sky E-Com has developed certain unique systems for use in the tablets and, for commercial airplane use, in the airplane itself and in Sky E-Com's server.

     If its products should be found to infringe the intellectual property rights of others, it could be enjoined from further infringement and be liable for any damages. Sky E-Com relies on a combination of trade secrets and non-disclosure agreements to protect its proprietary rights. There can be no assurance, however, that the measures Sky E-Com has adopted for the protection of its intellectual property will be adequate to protect its interests or that Sky E-Com's competitors will not independently develop technologies that are substantially equivalent or superior to its technologies.

     Export sales

     Sky E-Com management anticipates that its export sales may represent a significant portion of its total revenues. It is probable that its international sales will be denominated in U.S. dollars. Thus, an increase in the value of the U.S. dollar relative to foreign currencies could make its products less competitive in foreign markets. International sales and operations may also be subject to risks such as the imposition of governmental controls, export license requirements, restrictions on the export of critical technology, currency exchange fluctuations, political instability, trade restrictions, changes in tariffs, difficulties in staffing and managing international operations and collecting accounts receivable. In addition, the laws of certain countries do not protect Sky E-Com's products and intellectual property rights to the same extent as do the laws of the United States. These factors may have an adverse effect on its future international sales and, consequently, on its operating results.

     Facilities

     Sky E-Com presently utilizes a shared executive office and conference facility located at 17300 17th Street, Suite J-117, in Tustin, California on a month-to-month rental basis at a rate of $150 per month from an unaffiliated party. This space is used by Sky E-Com on an as needed basis and is shared with other organizations. All of the Sky E-Com's employees have established home offices that are used at no cost to Sky E-Com.


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

ITEM 5 OTHER EVENTS

     Change of Name and Capital Structure

     On May 10, 2001, Red Carpet forward split its outstanding shares 2 for 1 increasing the outstanding common stock to 6,000,000 shares and its free trading shares from 600,000 to 1,200,000 shares.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit A:

     Securities purchase agreement, dated May 15, 2001, of 100% of the capital stock of Sky E-Com Corporation by Red Carpet Direct, Inc.

         Exhibit B:

     Audited Financial Statements of Sky E-Com Corporation for the years ended December 31, 1999 and December 31, 2000 and unaudited financial statements for the six months ended June 30, 2001 and June 30, 2001 (to be submitted by amendment).


Sky E-Com Corporation (to be submitted by amendment).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Red Carpet Direct, Inc.

                                 By: /s/ Alfred A. Grant Jr.
                                 ----------------------------
                                     Alfred A. Grant Jr.,
                                     President

Date:  May 29, 2001




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